As filed with the Securities and Exchange Commission on June 27, 2007

Registration Statement No. 333-110121

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TREND MICRO KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in its Charter)

TREND MICRO INCORPORATED

(Translation of Registrant’s name into English)

Japan	None
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Shinjuku MAYNDS Tower,

1-1, Yoyogi 2-chome

Shibuya-ku, Tokyo 151-0053, Japan

81-3-5334-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

TREND MICRO INCORPORATED

10th INCENTIVE PLAN

(Full Title of the Plan)

Eva Chen

c/o Trend Micro, Inc.

10101 N. DeAnza Blvd., Suite 400

Cupertino, California 95014

(408) 257-1000

(Name, Address and Telephone Number of Agent For Service)

EXPLANATORY NOTE

Trend Micro Incorporated (the “Registrant”) is filing this Post-Effective Amendment No.1 to Registration Statement on      Form S-8 filed on October 31, 2003 (File No. 333-110121) to deregister shares of the Registrant’s common stock relating to stock acquisition rights granted under the Trend Micro Incorporated 10th Incentive Plan (the “10th Incentive Plan”).

A total of 586,000 shares issuable pursuant to the 10th Incentive Plan were registered under the Registration Statement.

In connection with the Registrant’s filing of a Form 15F, the Registration Statement is hereby amended to deregister the remaining unissued shares.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan on June 27, 2007.

TREND MICRO INCORPORATED

By:	/s/ MAHENDRA NEGI
Name: Mahendra Negi
Title: Chief Financial Officer, Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the following capacities on June 27, 2007.

Name	Title

/s/ EVA CHEN Eva Chen	Representative Director; President and Chief Executive Officer (Principal Executive Officer and Authorized Representative in the United States)

/s/ STEVE CHANG Steve Chang	Representative Director and Chairman of the Board

/s/ MAHENDRA NEGI Mahendra Negi	Representative Director, Chief Operating Officer, Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Director)

Hirotaka Takeuchi	Director